UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2016

SLM Student Loan Trust 2012-2
 ________________________________________
(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-166301-06	04-3480392
	333-166301	04-3480392
54-1843973
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

c/o Deutsche Bank Trust Company Delaware
60 Wall Street, 27th Floor
Mailstop NYC 60 2720
New York, New York
10005
_________________________________
(Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-5858
Not Applicable
______________________________________________
 Former name or former address, if changed since last report
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The transaction documents for the SLM Student Loan Trust 2012-2 (the “2012-2 Trust”) were amended on April 6, 2016 to extend the Class B Maturity Date to the April 2072 Distribution Date.   In connection with the foregoing, the parties thereto executed and delivered Supplemental Indenture No. 1B, dated as of April 6, 2016, among the 2012-2 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

100% of the holders of Class B Notes of the 2012-2 Trust as of April 6, 2016 consented in writing to the foregoing Supplemental Indenture effective as of that date.

Item 9.01 Financial Statements and Exhibits

Exhibits
99.1
Supplemental Indenture No. 1B, dated as of April 6, 2016, among the 2012-2 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT STUDENT LOAN TRUST 2012-2

By: Navient Funding, LLC

Dated: April 15, 2016	By: /s/ Mark D. Rein

Name: Mark D. Rein
Title: Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
99.1

Supplemental Indenture No. 1B, dated as of April 6, 2016, among the 2012-2 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.